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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the First Federal Capital Corp 2002 Directors' Stock Option Plan of our report dated January 17, 2002, with respect to the consolidated financial statements of First Federal Capital Corp incorporated by reference in the Annual Report (Form 10-K) for the years ended December 31, 2001, 2000 and 1999.

                                    /s/ Ernst & Young LLP

Milwaukee, Wisconsin
May 8, 2002.






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